EXHIBIT 23.2

When the reverse stock split referred to in Note 3 to the Consolidated Financial Statements has been consummated, we will be in a position to render the following consent.

/s/ KPMG LLP

Roanoke, Virginia

July 9, 2004

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

New River Pharmaceuticals Inc.:

We consent to the use of our report included herein and to the references to our firm under the headings “Experts” and “Selected Consolidated Financial Data” in the prospectus.

Roanoke, Virginia

                , 2004